Exhibit 21.1
PNW has the following subsidiaries: 1) Arizona Public Service Company
2) APS Energy Services Company, Inc.
3) El Dorado Investment Company
4) Pinnacle West Energy Corporation (merged into PWCC 8/1/06)
5) SunCor Development Company
6) APSES Holdings, Inc.
      APS Energy L.P. (dissolved 9/29/06)
7) Pinnacle West Marketing & Trading Co., LLC
Pinnacle West Energy affiliates:

1) GenWest, LLC	} now under PWCC

2) APACS Holdings, LLC	} now under PWCC
Arizona Public Service Company has the following subsidiaries/affiliates:
1) APS Foundation, Inc.
2) Axiom Power Solutions, Inc.
3) BIXCO, Inc.

4) PWE NEWCO, Inc.
5) Powertree Carbon Co., LLC
     APS Energy Services Company has the following affiliates:
1) Apex Power LLC
2) Northwind Phoenix LLC (a Delaware LLC/subsidiary of APSES)
3) Tucson District Energy, LLC (an Arizona LLC/subsidiary of Northwind Phx LLC)
4) Crest Power, LLC
     El Dorado has or has had the following investments/affiliates:
1)	Acoustic Locating Services, LLC

2)	Aegis Technologies, Inc.

3)	Arizona Business Accelerator

4)	Arizona Professional Baseball Ltd Partnership

5)	Dominion Fund II (Dissolved as of 12/31/02)

6)	El Dorado Ventures / El Dorado Ventures II (Dissolved as of 12/31/02)

7)	El Dorado Ventures III (Dissolving)

8)	Gateway Data Sciences Corp. (Dissolved as of 12/31/02)

9)	NAC Holding Inc./ NAC International Inc. (All stock sold on 11/18/04 to USEC, Inc)

10)	NxtPhase Corporation

11)	Phoenix Downtown Theater LLC

12)	Phoenix Suns Ltd Partnership (Sold on 6/30/04)

13)	PowerOneData, Inc.

14)	Serveron Corporation

15)	Underground Imaging Technologies, LLC (Vermeer Manufacturing Company)
SunCor has the following subsidiaries and other related entities:
1.	Avimor Water Reclamation Company (fka Foothills Sewer Company, Inc.)

2.	Centrepoint Associates, LLC (Kimco)

3.	Club West Golf Course, LLC

4.	Coral Canyon HD, LLC (SITLA)

5.	Golf de Mexico, S.A. de C.V.

6.	Hayden Ferry Lakeside, LLC (SunCor is Sole Member- purchased Benton-Robb interest)

Lakeside Residential Communities, LLC

BV at Hayden Ferry Lakeside, LLC

Edgewater at Hayden Ferry Lakeside, LLC

Waterford at Hayden Ferry Lakeside, LLC

Hayden Ferry Lakeside II, LLC

Hayden Ferry Lakeside III, LL

7.	Hidden Hills of Scottsdale, LLC

8.	Highland Water Company, Inc.

9.	Kabuto SunCor JV (Kabuto Int’l Corp.)

10.	Marina Heights, LLC

11.	Palm Valley 303 Building 1, LLC

12.	Palm Valley Golf Club, Inc.

13.	Palm Valley Professional Plaza, LLC

14.	Ranch Communities of America, LLC (NZ Legacy, LLC)

15.	Rancho Viejo de Santa Fe, Inc.

Rancho Viejo Village Center, LLC (Dissolved 04-04-05)

Ranchland Utility Company

Santa Fe Water Resource Alliance, LLC

16.	Riverside Distribution Center, LLC (Ryan Buckeye, LLC)

17.	Scottsdale Mountain Limited Partnership

18.	SDC Prescott, LLC

19.	SDC Prescott Valley, LLC

20.	SDC Yavapai, LLC

21.	Sedona Golf Resort LC (Sedona Assoc. LP)

22.	StoneRidge Commercial, LLC (WLD Prescott, LLC)

23.	StoneRidge — Prescott Valley LLC (WLD Prescott, LLC)

StoneRidge Golf Course, LLC

24.	SunCor Homes, Inc. (fka Golden Heritage Homes, Inc.) SunCor Construction AZ, Inc. (fka Golden Heritage Construction, Inc.) Golden Heritage Construction Nevada, LLC

SunCor Financial, LLC (fka HFS Mortgage, LLC)

25.	SunCor Construction, Inc. (fka SCM, Inc.)

26.	SunCor Golf, Inc.

Westworld Golf Course, LLC

27.	SunCor Idaho, Inc.

Avimor, LLC (fka SunCor Idaho, LLC and Spring Valley Development, LLC)

SunCor Realty & Management Idaho, LLC

28.	SunCor New Mexico, Inc.

SunCor Albuquerque, LLC

SunCor Construction NM, LLC

29.	SunCor Realty & Management Company

30.	SunCor Utah, Inc.

Coral Canyon Town Center, LLC (SITLA and Southern

Utah Homebuilders Association)

Coral Canyon Town Center II, LLC (SITLA)

31.	SunRidge Canyon, LLC

32.	Talavi Associates, LLC (WLD Partners)

33.	TypeTwo, Inc. (Kabuto Int’l Corp.)